                                                                  EXHIBIT 10.10a

                              RESOLUTION NO. 1443

A RESOLUTION EXTENDING THE CABLE TELEVISION FRANCHISE OF ENSTAR IV/PBD SYSTEMS VENTURE ("FALCON") IN THE CITY OF POPLAR BLUFF,

         WHEREAS, Enstar IV/PBD Systems Venture (hereafter referred to as "Falcon") lawfully provides cable television service to residents of the City of Poplar Bluff; and,

         WHEREAS, the City Council of the City of Poplar Bluff desires that Falcon continue to provide uninterrupted cable television service to its subscribers in the City pursuant to a valid cable television franchise; and

         WHEREAS, the public health, safety and welfare of the residents of the City will be served by granting a franchise extension to Falcon pending completion of the franchise renewal process; and,

         WHEREAS, the City of Poplar Bluff and Falcon will each retain their respective legal rights and responsibilities under the franchise and under applicable federal, state and local law, including the right to initiate formal cable act renewal procedures.

         NOW, THEREFORE, BE IT RESOLVED BY THE CITY COUNCIL OF THE CITY OF POPLAR BLUFF, MISSOURI, AS FOLLOWS;

         That the cable television franchise under which Falcon has previously been operating in Poplar Bluff is hereby extended until such time as the City of Poplar Bluff shall formally grant or deny franchise renewal, consistent with the provisions of Section 626 of the Cable Communications Policy Act of 1984, as amended.

         PASSED BY THE CITY COUNCIL OF THE CITY OF POPLAR BLUFF, MISSOURI, THIS 15th DAY OF DECEMBER, 1997.

                                             APPROVED:


                                             /s/ Chris Rich
                                             --------------
                                             MAYOR



ATTEST:

/s/ William N. Pettet
---------------------
CITY CLERK